Exhibit 99.1

FOR IMMEDIATE RELEASE

ABF TEAMSTER EMPLOYEES RATIFY FIVE-YEAR NATIONAL LABOR AGREEMENT

•                  Majority of contract supplements also ratified

•                  Company expects remaining supplements to be resolved and re-voted in near term

(Fort Smith, Arkansas, June 27, 2013) — Arkansas Best Corporation (Nasdaq: ABFS) today reported that its ABF Freight System, Inc., employees represented by the International Brotherhood of Teamsters, have ratified ABF’s national collective bargaining agreement for the next five years, a critical step in helping return ABF to its historic profitability.

A majority of the supplements to the ABF National Master Freight Agreement also passed. The remaining supplemental agreements that require additional action cover various local work rule and other technical items and do not affect the major economic terms that are covered by the now-ratified ABF NMFA. Voter turnout was strong, with more than 6,100 ballots cast and counted.

“We are very pleased that our Teamster employees have ratified the ABF NMFA, which is a critical step to putting ABF back on the path to profitability while still preserving the best-paying jobs and benefits in the industry,” said ABF Freight System President and Chief Executive Officer Roy Slagle. “We know this was a difficult decision for our union workforce, following many sacrifices made in recent years by our non-union employees, and we look forward to resolving the remaining supplements in the near term.”

Judy R. McReynolds, Arkansas Best President and Chief Executive Officer, added that the new contract at ABF, once concluded, is just one of many corporate initiatives underway to deliver superior value to customers and shareholders through an expanding array of logistics and transportation solutions.

“As we near the end of this contract negotiation process, we are looking forward not only to a more efficient, profitable ABF but also to continued strong contributions from our non-asset-based, emerging businesses,” McReynolds said. “With the addition of premium logistics provider Panther Expedited Services a year ago and continued investments in technology and people, our emerging businesses are all poised for additional revenue growth and greater cross-selling opportunities both within our existing ABF customer base and throughout the broader transportation marketplace.”

About Arkansas Best

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and solutions provider. Through its various subsidiaries, Arkansas Best offers a wide variety of logistics solutions including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited ground and time-definite delivery solutions, freight forwarding services, freight brokerage, oversight of roadside assistance and equipment services for commercial vehicles, and household goods moving market services for consumers, corporations, and the military. More information is available at arkbest.com, abf.com and pantherexpedite.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk including, but not limited to, a workforce stoppage by our employees covered under our collective bargaining agreement or unfavorable terms of future collective bargaining agreements; general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the use of information technology platforms in our business; availability, timing, and amount of capital expenditures; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies; future climate change legislation; potential impairment of goodwill and intangible assets; the cost, timing, and performance of growth initiatives; the impact of our brand and corporate reputation; the cost, integration, and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems, and the impact of cyber incidents; weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.

Contacts:

Investors: Mr. David Humphrey, Vice President, Investor Relations

Telephone:  (479) 785-6200

Media: Ms. Kathy Fieweger, Vice President, Marketing and Corporate Communications

Telephone:  (479) 719-4358